Exhibit (c)(5)
75 CENTRAL STREET | BOSTON, MASSACHUSETTS 02109 TEL: 617-314-3950 | FAX: 617-314-3955 | WWW.COVLLC.COM Semon Litigation Summary

Model 1 DCF Summary

($US in thousands, except per share values)	Quarry	+	Manufacturing	+	PV of NOLs	+	Total Debt	=	Total Variance	Per Share Value
DCF Model Variances	$8,403		$2,623		$13,710		$13,391		$38,127	$5.09

- Semon DCF estimates $8.7 million working capital decrease in 2010 vs. approximate $500K working capital increase
- Assumes value of NOLs of $13.7 million
- Does not consider pension liabilities of approximately $13.4 million

Notes:

(1) Analysis utilizes fully diluted share count of 7.487 million shares

COVINGTON | ASSOCIATES
A Specialty Investment Bank
2

Model 1 Transaction Analysis Summary

($US in thousands, except per share values)	Quarry	+	Manufacturing	+	PV of NOLs	+	Total Debt	=	Total Variance	Per Share Value
Transaction Analysis Variances	$10,340		$1,898		$13,710		$13,391		$39,339	$5.25

- Semon utilizes financial projections greater than that of ROAC
- Assumes value of NOLs of $13.7 million
- Does not consider pension liabilities of approximately $13.4 million

Notes:

(1) Analysis utilizes fully diluted share count of 7.487 million shares

3

COVINGTON | ASSOCIATES
A Specialty Investment Bank

Model 2 DCF Summary

($US in thousands, except per share values)	Quarry	+	Manufacturing	+	PV of NOLs	+	Total Debt	=	Total Variance	Per Share Value
DCF Model Variances	$3,387		$3,975		$10,333		$13,391		$31,086	$4.15

- Semon DCF estimates $8.7 million working capital decrease in 2010 vs. approximate $500K working capital increase
- Assumes value of NOLs of $10.3 million
- Does not consider pension liabilities of approximately $13.4 million

Notes:
(1) Analysis utilizes fully diluted share count of 7.487 million shares

4

COVINGTON | ASSOCIATES
A Specialty Investment Bank

Model 2 Transaction Analysis Summary

($US in thousands, except per share values)	Quarry	+	Manufacturing	+	PV of NOLs	+	Total Debt	=	Total Variance	Per Share Value
Transaction Analysis Variances	$1,263		$1,993		$10,333		$13,391		$26,980	$3.60

- Semon utilizes financial projections greater than that of ROAC
- Assumes value of NOLs of $10.3 million
- Does not consider pension liabilities of approximately $13.4 million

Notes:

(1) Analysis utilizes fully diluted share count of 7.487 million shares

5

COVINGTON | ASSOCIATES
A Specialty Investment Bank